                                                                   EXHIBIT 10(b)

                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

               We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury Pan-European Growth Fund of Mercury Asset Management Funds, Inc. filed as part of Registration Statement No. 333-56205 and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-56205).


                                   /s/ Swidler Berlin Shereff Friedman, LLP
                                   Swidler Berlin Shereff Friedman, LLP


New York, New York
September 8, 1999